BYLAWS OF BALDOR ELECTRIC COMPANY

As adopted by the Board of Directors at the May 2, 1980, meeting and including amendments through August 10, 1998.


ARTICLE I

OFFICES

1. Principal Office. The principal office of the corporation shall be located at such place, either within or without the State of Missouri, as the Board of Directors shall designate from time to time.

2. Registered Office and Agent. The corporation shall have and continuously maintain a registered office and a registered agent within the State of Missouri. The Board of Directors, from time to time by resolution, may change the registered agent and the address of the registered office.

3. Additional Offices. The corporation may also have offices and branch offices at such other places as the Board of Directors from time to time may designate or the business of the corporation may require.


ARTICLE II

SEAL

         The seal of the corporation shall be a circular impression with the name of the corporation around the rim thereof, the word "CORPORATE" in the upper portion of the center thereof, the words "MO. 1920" in the lower portion of the center thereof, and the word "SEAL" in the center. The Board of Directors, by resolution, may change the form of the corporate seal from time to time.


ARTICLE III

MEETINGS OF SHAREHOLDERS

1. Place. All meetings of the shareholders shall be held at such place within our without the State of Missouri as may be designated by the Board of Directors at a meeting held not less than fifteen days prior to such meeting of shareholders. In the event the Board of Directors fail to designate a place for the meeting to be held, then the meeting shall be held at the principal office of the corporation. Anything to the contrary in this Section 1 notwithstanding, any meeting of shareholders called expressly for the purpose of removing one or more directors shall be held at the registered office or principal business office of the corporation in Missouri or in the city or county in Missouri in which the principal business office of the corporation is located.

2. Annual Meeting. The annual meeting of shareholders shall be held on the first Saturday in May or the second Saturday in May, as determined from time to time by the Board of Directors, in each year at a time designated by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as properly may come before such meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of the location of such meeting, such meeting shall be held on the next succeeding business date.

3. Special Meetings. Special meetings of the shareholders will be called by the Secretary upon request of the President or a majority of the members of the Board of Directors or upon the request of the holders of not less than eighty percent (80%) of all the outstanding shares of the corporation's stock entitled to vote at such meeting. Notwithstanding the provisions of any Articles of the Restated Articles of Incorporation or any other Article herein, this Section of the bylaws may not be amended or repealed without the consent of the holders of eighty percent (80%) of the outstanding shares of the corporation.

4. Notice. Notice, given as provided in Article X of these bylaws, of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, is required to be delivered or given as provided in Article X of these bylaws not less than ten (10) nor more than seventy (70) days prior to the date of said meeting.

5. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, constitutes a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws; provided, however, that in the absence of such quorum, the holders of a majority of such shares present and voting at said meeting, either in person or by proxy, have the right successively to adjourn the meeting to a specified date not longer than ninety
(90) days after such adjournment, and no notice of such adjournment need be given to shareholders not present at the meeting. Every decision which shall have received the favorable vote of a majority of the votes cast in connection therewith at any meeting of the shareholders at which a quorum was present shall be valid as a corporate act unless a larger vote is required by law, by the Articles of Incorporation or by these bylaws.

Informal Action by Shareholders. In all matters, every decision of a majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by these bylaws, or the Articles of Incorporation. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter.

7. Notice of Shareholder Business at Annual Meetings. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the Articles, or the Bylaws, each item of business to be properly brought before an annual meeting must:

     (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of the persons calling the meeting pursuant to the Articles;

     (b) be otherwise properly brought before the meeting by or at the direction of the Board; or

     (c) be otherwise properly brought before the meeting by a shareholder.

         For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the annual meeting. However, in the event less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

         For purposes of these bylaws, "public disclosure" shall mean disclosure in a press release reported by a national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended.

         A shareholder's notice to the Secretary shall set forth as to each matter he or she proposes to bring before the annual meeting:

     (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting,

     (b) the name and address, as they appear on the corporation's books, of the shareholder(s) proposing such business,

     (c) the number of shares of common stock of the corporation which are beneficially owned by the proposing shareholder(s), and

     (d) any material interest of the proposing shareholder(s) in such business.

         Notwithstanding anything in these Bylaws to the contrary, but subject to Section 12 of Article VI hereof, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section. If the Chairman so determines, the Chairman shall so declare to the meeting and any such business not properly brought before the annual meeting shall not be transacted. The Chairman of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures, and his ruling thereon shall be final and conclusive.



ARTICLE IV

VOTING PROCEDURE

1. List of Voters. The officers having charge of the transfer book for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting at least ten (10) days before such meeting. Said list shall be arranged in alphabetical order with the address and the number of shares held by each. Said list shall be kept on file at the registered office of the corporation within the State of Missouri, at least ten (10) days prior to such meeting and shall be open to the inspection of any shareholder during said period and up to the adjournment of the meeting. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder prior to adjournment of the meeting. The original share ledger or transfer book or a duplicate thereof kept in the State of Missouri shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

2. Inspectors. Every meeting of the shareholders shall be called to order by the President, Secretary or persons calling said meeting. If the object of said meeting be to elect directors or to take a vote of the shareholders on any proposition, then, the person presiding at said meeting may, and if requested to do so by any officer of the corporation or the holders of a majority of shares present at such meeting, in person or by proxy, shall, appoint not less than two persons who are not directors as inspectors to receive and canvass the votes given at such meeting and certify the results to the person presiding. In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors or the persons conducting the vote to require the transfer books as evidence of shares held, and all shares that may appear standing thereon in the name of any person or persons shall be entitled to be voted upon by such person or persons directly to themselves or by proxy.

3. Inspectors' Oath. Any inspector, before he shall enter upon the duties of his office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: "I do solemnly swear, that I will execute the duties of an inspector of the election now to be held with strict impartiality, and according to the best of my ability."

4. Close of Transfer Books. At each meeting of the shareholders, whether annual or special, the transfer books of the corporation shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder. The Board of Directors shall have the power to close the transfer books, or fix in advance a date not exceeding seventy (70) days preceding, or in advance of, the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. If the Board of Directors shall not have fixed a record date or closed the transfer books of its stockholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time of the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.


ARTICLE V

VOTERS

1. Eligible Voters. Any shareholder owning one or more shares of stock on record in the stock books of the corporation on the record date or on the date of closing of the transfer books of the corporation as provided in paragraph 4 of
Article IV of these bylaws, shall be eligible to vote at any meeting of shareholders; provided, however, that no person shall be admitted to vote on any shares belonging or hypothecated to the corporation. On each matter submitted to a vote, each such shareholder shall have as many votes as he has shares of stock in this corporation. Cumulative voting in the election of directors and for any other purpose is specifically and expressly denied.

2. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of execution unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves.


ARTICLE VI

BOARD OF DIRECTORS

1. Management and Number. The business of the corporation shall be managed under the direction of its Board of Directors. The number of Directors which shall constitute the whole Board shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than three (3) persons. The Board shall be divided into three classes whose terms expire at different times. At the annual shareholders' meeting to be held in 1977, three (3) Directors shall be elected for a term of one (1) year; three (3) Directors for a term of two (2) years; and three (3) Directors for a term of three (3) years. At each subsequent annual shareholders' meeting, successors to the class of Directors whose terms expire that year shall be elected to hold office for a term of three (3) years. Notwithstanding the provisions of any other Article herein, this Section of the bylaws may not be amended or repealed without the consent of the holders of two-thirds of the outstanding shares of the corporation.

2. Vacancies. Whenever any vacancy on the Board of Directors shall occur due to death, resignation, retirement, removal, increase in the number of Directors, or otherwise, a majority of Directors then in office, although less than a majority of the entire Board, may fill the vacancy or vacancies until the next election of Directors by the shareholders, at which time a successor or successors shall be duly elected by the shareholders to fill the vacancy or vacancies. The Board of Directors may apportion any increase or decrease in directorships among the classes as nearly equal in number as possible. Notwithstanding the provisions of any other Article herein, only the remaining Directors of the corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy which exists on the Board of Directors.

3. Quorum. A majority of the full Board of Directors shall constitute a quorum for the transaction of business by the Board of Directors at any meeting, unless a greater number is required by the Articles of Incorporation or these bylaws; provided, however, that in the absence of such quorum, a majority of the directors present and voting at such meeting shall have the right successively to adjourn the meeting to a specified date, and no notice of such adjournment need be given to directors not present at the meeting. Any act or decision of the majority of the directors present at a meeting at which a quorum is present shall be the act or decision of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or these bylaws.

4. Place of Meetings. Meetings of directors shall be held at the principal office of the corporation or such other place or places, either within or without the State of Missouri, as may be agreed upon by the Board of Directors. Members of the Board of Directors may also participate in meetings of the board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at the meeting for all purposes.

5. Regular and Special Meetings. Regular meetings of the Board of Directors shall be held as frequently and at such time and place as may be determined by the Board of Directors from time to time. Special meetings of the Board of Directors shall be called by the Secretary at any time on request of the President or two members of the Board of Directors.

6. Notice. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be held upon three (3) days notice, given as provided in Article X of these bylaws or by telephone.

7. Interest in Transactions. No contract or other transaction between the corporation and any person, firm, association, corporation, subsidiary or affiliated corporation, and no other act of the corporation, shall in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested (either as director, shareholder, officer, employee, member or otherwise) in such person, firm, association, corporation, subsidiary or affiliated corporation. Any director of the corporation individually, or any firm or association of which any director may be a member or shareholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors, or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract, transaction or other act is taken; and if such fact shall be so disclosed or known, any director of this corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors at which action upon any such contract, transaction or act shall be taken, and may vote thereat with respect to any such action to which he is so related or in which he is interested.

8. Executive Committee. The Board of Directors may appoint two or more directors to constitute an Executive Committee and may vest such committee with all or any portion of the powers vested by law or in these bylaws in the full Board of Directors and may provide for rules of procedure to govern the operation of such committee; provided that in no event shall the Executive Committee or any other committee have the power to approve plans of liquidation, merger or reorganization, the sale of all or substantially all of the assets of the corporation or amendments of these bylaws or the Articles of Incorporation of the corporation.

9. Other Committees. The Board of Directors may appoint other committees composed of members of the Board and may vest such committees with any portion of the powers vested by law or in these bylaws in the full Board of Directors and may provide for rules for procedure to govern the operation of such committees.

10. Informal Action by Directors. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the directors. The consents shall have the same force and effect as a unanimous vote of the directors at a meeting duly held, and may be stated as such in any certificate or document filed under the provisions of the General and Business Corporation Law of Missouri. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors.

11. Qualification of Directors. The Board of Directors shall be composed of individuals who are at least 21 years of age, shareholders of the Corporation and citizens of the United States. The Board of Directors, by the affirmative vote of at least a majority of the directors then serving on the Board, shall determine that an individual meets these qualifications prior to his nomination as a director. If not nominated by the Board but nominated by shareholders of the Corporation, then the Board shall determine by the affirmative vote of at least a majority of the directors then serving on the Board that such individual meets the qualifications of this Section or such individual shall not stand for election. The Board of Directors may, upon the affirmative vote of at least a majority of the directors then serving on the Board, waive any or all of the above qualification requirements as to any existing director or any individual who has been or is to be nominated as a director.

12. Nomination of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote in the election of directors. Nominations, other than those made by the existing Board of Directors, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 45 nor more than 90 days prior to the regularly scheduled date set in the Bylaws of the Corporation as the date for the annual meeting of shareholders at which directors shall be elected. Such nomination and notification shall contain the following information to the extent known to the notifying shareholder:

         a. The names and addresses of the proposed nominee or nominees;

         b. The principal occupation of each proposed nominee;

         c. The total number of shares that, to the knowledge of the notifying or nominating shareholders, will be noted for each of the proposed nominees;

         d. The name and residence address of each notifying or nominating shareholder; and

         e. The  number  of  shares  owned  by  the   notifying  or  nominating
            shareholder.

         Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon his instructions, the judges of election may disregard all votes cast for each such nomination.


ARTICLE VII

OFFICERS

1. Executive Officers. The Executive Officers of the corporation shall be a Chairman of the Board of Directors, a President, a Vice President, a Secretary and a Treasurer, and such other additional officers, including an Executive Vice President, Vice Presidents by whatever designation determined by the Board of Directors, Assistant Secretaries and Assistant Treasurers, as the Board of Directors may from time to time elect. Any two or more offices may be held by the same individual.

2. Election and Term. The Chairman of the Board of Directors, President, Vice President, Secretary, and Treasurer shall be elected by a majority of the whole number of the Board of Directors, and shall hold office at the pleasure of the Board of Directors. At any meeting the Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold office at the pleasure of the Board of Directors, and who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.

3. Removal. Any officer elected by the Board of Directors may be removed by the affirmative vote of a majority of the entire Board of Directors whenever in its judgment the interests of the corporation will be served thereby.


ARTICLE VIII

DUTIES OF OFFICERS

1. Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the Chairman of the Executive Committee and the Board of Directors and shall perform such duties as shall be assigned to him and shall exercise such powers as may be granted to him by the Board of directors; he shall preside at all meetings of the shareholders and directors. The Chairman of the Board of Directors shall have the authority to sign or countersign certificates, contracts, and other instruments of the corporation, including bonds, mortgages, conveyances and other contracts requiring the seal of the corporation. In the absence of direction by the Board of Directors to the contrary, the Chairman of the Board of Directors shall have the power to vote all securities held by the corporation and to issue proxies therefor.

2. President. The President shall be the Chief Executive Officer of the corporation and perform such duties as shall be assigned to him and shall exercise such powers as may be granted to him by the Board of Directors or by the Chairman of the Board of Directors of the corporation. He shall have general supervision and active management of the business and finances of the corporation; he shall see that all orders and resolutions of the Board of Directors are carried into effect; subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the corporation, except such as may be by statute exclusively conferred upon the President. The President shall have the authority to sign or countersign certificates, contracts, and other instruments of the corporation, including bonds, mortgages, conveyances and other contracts requiring the seal of the corporation. In the absence or disability of the Chairman of the Board of Directors, the President shall perform the duties and exercise the powers of the Chairman of the Board of Directors with the same force and effect as if performed by the Chairman of the Board of Directors, and shall be subject to all restrictions imposed upon him.

3. Vice Presidents. The Executive Vice President, if any, and the Vice Presidents shall perform such duties as shall be assigned to them and shall exercise such powers as may be granted to them by the Board of Directors or by the Chairman of the Board of the corporation.

4. The Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and act as clerk thereof, and shall record all votes and the minutes of all proceedings in a minute book to be kept for that purpose. He shall keep in safe custody the seal of the corporation, and when authorized by the Chairman of the Board, the President or a Vice President, he shall affix the seal to any instrument requiring the seal, and, when so ordered, add his signature as an attestation thereof. He shall give, or cause to be given, a notice as required of all meetings of the shareholders and of the Board of Directors. He shall keep or cause to be kept a stock certificate and transfer book and a list of all the shareholders and their respective addresses. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

The Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books of the corporation to be maintained by him for such purpose; he shall deposit all moneys and other valuable effects of the corporation in the name and to the credit of the corporation in depositories designated by the Board of Directors; he shall render to the Board of Directors and the Chairman of the Board, as they may require, an account of all transactions and of the financial condition of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or the Chairman of the Board.

6. Delegation of Power. In the absence of the Chairman of the Board, or if the Chairman of the Board is unable to perform the duties of the Chairman's position, the President shall perform the duties and exercise the powers of the Chairman of the Board, with the same force and effect as if performed by the Chairman of the Board, and shall be subject to all restrictions imposed on the authority of the position. In the absence of the President, or if the President is unable to perform the duties of the President's position, the Chief Financial Officer (or the principal financial officer) shall exercise the powers of the President with the same force and effect as if performed by the President, and shall be subject to all restrictions imposed on the authority of the position. In the absence or disability of any officer of the corporation other than the Chairman of the Board or the President, the Assistant of such officer shall perform the duties and exercise the powers of such officer with the same force and effect as if performed by such officer, and shall be subject to all restrictions imposed upon such officer. In addition, and without limiting the generality of the foregoing, in case of the absence of any officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board, by resolution, may delegate the powers or duties of such officer to any other officer or to any director for the time being.


ARTICLE IX

CERTIFICATES OF STOCK AND TRANSFERS

1. Issuance. Certificates of stock of the corporation shall be issued and signed by the Chairman of the Board of Directors, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Such seal may be facsimile, engraved or printed, and if any such certificate shall be signed by a transfer agent or by a registrar, the signature of any such officer upon such certificate may be facsimile, engraved or printed. Certificates shall be numbered consecutively and registered as they are issued. They shall indicate, upon their face, among other things, the owner's name, the number and class of shares of stock represented by the certificate, the par value of shares of such class, the date of its issuance and the manner in which the shares may be transferred.

2. Transfers. Transfers of stock shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or a transfer agent of the corporation, and on surrender of the certificates for such shares properly endorsed and the payment of all taxes thereon.

3. Transfer Books. Proper books shall be kept under the direction of the Secretary, showing the ownership and transfer of all certificates of stock. The Board of Directors shall have power to close said transfer books of the corporation for a period not exceeding seventy (70) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of shares shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding seventy (70) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares. In such case, such shareholders and only such shareholders as shall have been shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

4. Holders of Record. The corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Missouri.

5. Lost, Stolen or Destroyed Certificates. The Board of Directors may authorize a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.


ARTICLE X

NOTICES

1. Notice Deemed Given. Whenever under the provisions of these bylaws notice is required to be delivered to any director, officer or shareholder, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, or dispatched by prepaid telegram, addressed to such individual at his address as it appears on the records of the corporation, or when delivered in person to the individual.

2. Attendance as Waiver. Notice of any meeting required to be given under the provisions of these bylaws or the laws of the State of Missouri shall be deemed waived by the attendance at such meeting of the party or parties entitled to notice thereof, except where a party or parties attend a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

3. Waiver of Notice. Any notice required to be given under the provisions of these bylaws or the laws of the State of Missouri may be waived by the persons entitled thereto signing a waiver of notice before or after the time of said meeting, and such waiver shall be deemed equivalent to the giving of such notice. Such waiver of notice may be executed in person by the party entitled thereto or by his agent duly authorized in writing so to do.


ARTICLE XI

INDEMNIFICATION OF OFFICERS AND DIRECTORS
AGAINST LIABILITIES AND EXPENSES IN ACTIONS

1. Indemnification With Respect to Third Party Actions. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2. Indemnification With Respect to Actions By or in The Right of the Corporation. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3. Determination of Standard of Conduct. Any indemnification  under Section 1 or
Section 2 above (unless ordered by a court) shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, partner, trustee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2. Such determination shall be made
(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

4. Payment of Expenses in Advance of Disposition of Action. Expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding may be paid by this corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, partner, trustee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this corporation as authorized in this Article XI.

5. Indemnification Provided in This Article Non-Exclusive. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

6. Definition of "Corporation". For the purposes of this Article XI, references to this "corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, partner, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

7. Saving Clause. In the event any provision of this Article XI shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article XI and any other provisions of this Article XI shall be construed as if such invalid provision had not been contained in this Article XI.


ARTICLE XII

AMENDMENTS

1. By Shareholders. The bylaws, or any of them, or any additional or supplementary bylaws, may be altered, amended or repealed, and new bylaws may be adopted at any annual meeting of the shareholders without notice, or at any special meeting the notice of which shall set forth the terms of the proposed bylaw or action to be taken on any bylaw, by a vote of the majority of the shares represented in person or by proxy and entitled to vote at such annual or special meeting, as the case may be.

By Directors. The Board of Directors also shall have the power to adopt new bylaws, and to amend, alter and repeal these and any additional and supplementary bylaws, at any regular or special meeting of the Board of Directors unless otherwise provided in the Articles of Incorporation. Notice of any such action to be taken on any bylaws need not be included in the call of said meeting.



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